Exhibit 99.1

Artiva Biotherapeutics Reports Second Quarter 2024 Financial Results and Recent Business Highlights

•	Strong balance sheet with successful completion of upsized $179.0 million initial public offering

•	Treatment initiated in the first patient in an investigator-initiated basket trial of AlloNK® exploring multiple autoimmune indications

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Treated first patient in Artiva sponsored Phase 1/1b trial in patients with class III or IV lupus nephritis (LN) and expanded trial to include patients with systemic lupus erythematous (SLE) without kidney involvement

SAN DIEGO, August 29, 2024 — Artiva Biotherapeutics, Inc. (Nasdaq: ARTV), a clinical-stage biotechnology company whose mission is to develop effective, safe, and accessible cell therapies for patients with devastating autoimmune diseases and cancers, today announced financial results for the second quarter ended June 30, 2024, and highlighted recent progress.

“Artiva is at an inflection point as we advance AlloNK® in clinical development across multiple autoimmune indications and transition to a publicly traded company,” said Fred Aslan, M.D., Artiva’s Chief Executive Officer. “With two trials in autoimmunity underway, we are focused on the potential of AlloNK® in delivering effective, safe, and accessible cell therapies for patients with devastating autoimmune disease.”

Recent Business Highlights

AlloNK®

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Treatment initiated in the first patient in an investigator-initiated basket trial (IIT) exploring AlloNK® in combination with rituximab in patients with rheumatoid arthritis, pemphigus vulgaris, granulomatosis with polyangiitis/microscopic polyangiitis, and SLE. The trial is being conducted by Integral Rheumatology & Immunology Specialists (IRIS), a community rheumatology clinic, demonstrating the potential to bring AlloNK® to patients in a community setting in addition to academic and transplant centers. The study is assessing the safety, tolerability, and clinical activity of AlloNK® (also known as AB-101).

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Announced treatment of the first LN patient in Artiva sponsored Phase 1/1b trial in April 2024. To Artiva’s knowledge, this marks the first patient to receive an allogeneic, off-the-shelf NK cell therapy in a U.S. clinical trial for treatment of an autoimmune disease. In the Phase 1/1b trial, AlloNK® will be administered in combination with rituximab or obinutuzumab. The trial was expanded to include patients with SLE without kidney involvement.

•	Expect to report initial data on autoimmune indications from at least one of the Phase 1/1b trial or the basket IIT in the first half of 2025.

Corporate and Financial Updates

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Significantly extended cash runway through the completion of Artiva’s initial public offering (IPO). Strengthened balance sheet with approximately $179.0 million in gross proceeds from the IPO in July 2024, which extends cash runway at least through the end of 2026 and through key clinical data milestones.

Second Quarter 2024 Financial Results

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Cash, Cash Equivalents and Short-Term Investments. As of June 30, 2024, Artiva had cash, cash equivalents, and short-term investments of $46.6 million. In addition, Artiva completed its IPO in July 2024 in which it sold 14,920,000 shares of its common stock, including partial exercise of the overallotment option, for gross proceeds of $179.0 million.

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Collaboration Revenue. Collaboration revenue was $0 for the three months ended June 30, 2024, compared to $3.5 million for the three months ended June 30, 2023. Revenues in 2023 were related to the Merck Sharpe & Dohme Corp. collaboration which was terminated in October 2023.

•	Research and Development Expenses. Research and development expenses were $12.3 million for the three months ended June 30, 2024, compared to $11.3 million for the three months ended June 30, 2023.

•	General and Administrative Expenses. General and administrative expenses were $3.9 million for the three months ended June 30, 2024, compared to $4.1 million for the three months ended June 30, 2023.

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Other Income (Expense), net. Other expense, net, was $1.7 million for the three months ended June 30, 2024, compared to other income, net, of $0.5 million for the three months ended June 30, 2023. Other expense, net, for the three months ended June 30, 2024, includes a loss on change in fair value of simple agreements for future equity (SAFEs) of $2.4 million.

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Net Loss. Net loss totaled $17.8 million for the three months ending June 30, 2024, as compared to $11.3 million for the three months ending June 30, 2023, with non-cash stock-based compensation expense of $1.5 million and $2.5 million for the three months ended June 30, 2024 and 2023, respectively.

About Artiva Biotherapeutics

Artiva is a clinical-stage biotechnology company whose mission is to develop effective, safe and accessible cell therapies for patients with devastating autoimmune diseases and cancers. Artiva’s lead program, AlloNK®, is an allogeneic, off-the-shelf, non-genetically modified, cryopreserved NK cell therapy candidate designed to enhance the antibody-dependent cellular cytotoxicity effect of monoclonal antibodies to drive B-cell depletion. AlloNK® is currently in clinical trials for treatment of systemic lupus erythematosus, for patients with or without lupus nephritis, and in an investigator-initiated basket trial in multiple autoimmune indications. Artiva’s pipeline also includes CAR-NK candidates targeting both solid and hematologic cancers. Artiva was founded in 2019 as a spin out of GC Cell, formerly GC Lab Cell Corporation, a leading healthcare company in the Republic of Korea, pursuant to a strategic partnership granting Artiva exclusive worldwide rights (excluding Asia, Australia and New Zealand) to GC Cell’s NK cell manufacturing technology and programs.

Artiva is headquartered in San Diego, California. For more information, please visit https://www.artivabio.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Artiva Biotherapeutics, Inc. (the “Company”) regarding the potential benefits, accessibility, effectiveness and safety of AlloNK®; the Company’s expectations regarding timing and availability of data from the Phase 1/1b trial or the IIT; and the Company’s future results of operations and financial position, including cash runway. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties, including business, regulatory, economic and competitive risks and uncertainties about the Company, including, without limitation, risks inherent in developing product candidates, future results from the Company’s ongoing and planned clinical trials, risks related to conducting clinical trials, including delays in activation of clinical trial sites or in subject enrollment, the Company’s ability to obtain adequate financing to fund its planned clinical trials and other expenses, risks that future clinical trial results may not be consistent with interim, initial or preliminary results or results from prior preclinical studies or clinical trials, trends in the industry, the Company’s relationships with its existing and future collaboration partners, the legal and regulatory framework for the industry and future expenditures. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. The actual results may vary from the anticipated results and the variations may be material. Other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Artiva Biotherapeutics, Inc.

Condensed Balance Sheets

(unaudited)

(in thousands)

	June 30, 2024	December 31, 2023
Assets
Cash, cash equivalents and short-term investments	$46,556	$76,971
Property and equipment, net	7,315	8,096
Operating and financing lease right-of-use assets	15,420	16,547
Other assets	6,621	3,500

Total assets	$75,912	$105,114

Liabilities, convertible preferred stock, and stockholders’ deficit
Accounts payable and accrued expenses	$7,037	$8,631
Operating and financing lease liabilities	15,765	16,912
Simple agreements for future equity (SAFEs)	27,720	25,100
Other liabilities	74	73

Total liabilities	50,596	50,716

Convertible preferred stock	216,413	216,413
Stockholders’ deficit	(191,097)	(162,015)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$75,912	$105,114

Artiva Biotherapeutics, Inc.

Condensed Statements of Operation and Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Collaboration revenue	$—	$3,497	$—	$4,487
License and development support revenue	—	—	251	—

Total revenue	—	3,497	251	4,487

Operating expenses:
Research and development	12,333	11,262	23,488	26,033
General and administrative	3,857	4,059	7,444	7,965

Total operating expenses	16,190	15,321	30,932	33,998

Loss from operations	(16,190)	(11,824)	(30,681)	(29,511)
Other income (expense)
Interest income	676	509	1,326	1,533
Change in fair value of SAFEs	(2,352)	—	(2,620)	—
Other income (expense), net	23	31	169	(23)

Total other income (expense)	(1,653)	540	(1,125)	1,510

Net loss	$(17,843)	$(11,284)	$(31,806)	$(28,001)

Net loss per share, basic and diluted	$(22.00)	$(14.09)	$(39.24)	$(35.12)

Weighted-average common shares outstanding, basic and diluted	811,210	800,889	810,484	797,403

Comprehensive loss:
Net Loss	$(17,843)	$(11,284)	$(31,806)	$(28,001)
Other comprehensive income (loss)	(86)	127	(187)	127

Comprehensive loss	$(17,929)	$(11,157)	$(31,993)	$(27,874)

Contacts

Investors: Neha Krishnamohan, Artiva Biotherapeutics, ir@artivabio.com

Media: Jessica Yingling, Ph.D., Little Dog Communications Inc., jessica@litldog.com, +1.858.344.8091